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                                                                     EX-2.2
                         AMENDMENT TO MERGER AGREEMENT


            This Amendment, dated as of March 31, 1997, is made by and among HUBBARD MILLING COMPANY, a Minnesota corporation ("Hubbard"), WINDY HILL PET FOOD COMPANY, INC., a Delaware corporation ("Buyer"), and WINDY HILL PET FOOD ACQUISITION CO., a Minnesota corporation ("Buyer Subsidiary").

                                   WITNESSETH

            WHEREAS, Hubbard, Buyer and Buyer Subsidiary have entered into a Merger Agreement (the "Merger Agreement") dated as of March 21, 1997; and

            WHEREAS, Hubbard, Buyer and Buyer Subsidiary desire to amend certain provisions of the Merger Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agrees as follows:

            1. Name of Buyer. The name of Buyer is set forth in the Merger Agreement as "Windy Hill Pet Food Co., Inc." The correct legal name of Buyer as set forth in its Certificate of Incorporation is "Windy Hill Pet Food Company, Inc." The parties agree that (i) all references to "Windy Hill Pet Food Co., Inc." in the Merger Agreement and all exhibits thereto shall be deemed to be references to "Windy Hill Pet Food Company, Inc." and (ii) at the time of execution and delivery of the Armour Stock Purchase Agreement, attached as Exhibit A to the Merger Agreement, the correct legal name of Buyer shall be inserted in the final execution copies thereof.

            2. Amendment to Section 9.03. The reference to "Section 7.01(f)" in the last line of Section 9.03 of the Merger Agreement shall be amended to read "Section 7.01(g)".

            3. Amendment to Exhibit B. The Plan of Merger attached as Exhibit B to the Merger Agreement shall be amended and restated in its entirety to read as set forth in Exhibit B (Amended) attached to this Amendment.

            4. Miscellaneous. Except as specifically set forth herein, all terms and provisions of the Merger Agreement and all exhibits thereto shall remain in full force and effect with no other modification or waiver. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together


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shall constitute one and the same instrument. This Amendment shall be governed by the laws of the State of Minnesota.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                     HUBBARD MILLING COMPANY

                                     By: /s/ Richard P. Confer
                                         -------------------------------------
                                         Richard P. Confer, President


                                     WINDY HILL PET FOOD COMPANY, INC.

                                     By: /s/ Ray Chung
                                         -------------------------------------
                                         Ray Chung, Executive Vice President


                                     WINDY HILL PET FOOD ACQUISITION CO.

                                     By: /s/ Ray Chung
                                         -------------------------------------
                                         Ray Chung, Executive Vice President


                                       -2-
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                               EXHIBIT B (AMENDED)

                                 PLAN OF MERGER

                                    Merger of

                       WINDY HILL PET FOOD ACQUISITION CO.

                                  with and into

                             HUBBARD MILLING COMPANY

            WHEREAS, Windy Hill Pet Food Acquisition Co., a Minnesota corporation ("Buyer subsidiary"), and Hubbard Milling Company, a Minnesota corporation ("Hubbard" and, together with Buyer Subsidiary, the "Constituent Corporations"), have entered into that certain Merger Agreement (the "Merger Agreement") dated as of March 21, 1997, as amended March 31, 1997 by and among Hubbard, Windy Hill Pet Food Company, Inc., a Delaware corporation, and Buyer Subsidiary; and

            WHEREAS, the Merger Agreement provides for the merger of Buyer Subsidiary with and into Hubbard pursuant to Section 302A.611 of the Minnesota Business Corporation Act ("MBCA") and in accordance with the terms of this Plan of Merger, with Hubbard being the surviving corporation of the merger;

            NOW, THEREFORE, BE IT RESOLVED that at the Effective Time (as defined below) and in accordance with this Plan of Merger and pursuant to
Section 302A.611 of the MBCA, Buyer Subsidiary shall be merged with and into Hubbard on the terms and conditions contained in these resolutions, with Hubbard being the surviving corporation of such merger (the "Merger"), the name of which shall continue to be Hubbard Milling Company.

            FURTHER RESOLVED, that the Merger shall be effective (the "Effective Time") immediately upon filing of the Articles of Merger with the Secretary of State of the State of Minnesota, all in the manner required by law.

            FURTHER RESOLVED, that each share of Common Stock, par value $.0l, of Buyer Subsidiary outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of Class A Voting Common Stock, $.05 par value, of Hubbard and each holder of a stock certificate representing shares of Common Stock of Buyer Subsidiary outstanding immediately prior to the Effective Time shall, upon surrender of such certificate, be entitled to receive a stock certificate representing the same number of shares of Class A Voting Common Stock of Hubbard and until so surrendered, each such stock certificate

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representing Common Stock of Buyer Subsidiary shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the same number of shares of Class A Voting Common Stock of Hubbard.

            FURTHER RESOLVED, that (i) each share (other than a "Dissenting Share" as defined below) of 5 % Preferred Stock, $50 par value, of Hubbard outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive in cash an amount equal to Fifty Dollars ($50.00) per share, plus accrued but unpaid dividends thereon through the Effective Time, (ii) each share (other than a Dissenting Share or a share owned by Armour Corporation, a Delaware corporation) of Class A Voting Common Stock of Hubbard, $.05 par value, and Class B Non-Voting Common Stock of Hubbard, $.05 par value, shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive in cash an amount equal to the Common Stock Merger Consideration Per Share (as defined in Section 1.03 of the Merger Agreement), and (iii) each Dissenting Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive in cash an amount equal to the fair value thereof determined in accordance with Section 302A.473 of the MBCA. "Dissenting Share" for purposes of this Plan of Merger means each share of capital stock of Hubbard owned by a shareholder who becomes entitled, pursuant to the provisions of Section 302A.473 of the MBCA, to receive payment of the fair value of such share.

            FURTHER RESOLVED, that the Articles of Incorporation and By-laws of Hubbard shall be the Articles of Incorporation and By-Laws of the surviving corporation.

            FURTHER RESOLVED, that no amendments to the Articles of Incorporation of Hubbard shall be effected by the Merger.

            FURTHER RESOLVED, at the Effective Time, Hubbard shall thereupon and thereafter possess all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and be subject to all the duties, liabilities and obligations of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, including subscriptions to shares, and all other choses in action and every other interest of or belonging to or due to each of the Constituent Corporations shall vest in Hubbard; and all and every other interest shall be thereafter as effectually the property of Hubbard as they were of the several and respective Constituent Corporations; and the title to any real estate or any interest therein, vested by deed or otherwise, in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired; and all debts, duties, liabilities and obligations of any of the Constituent Corporations shall thenceforth attach to Hubbard, which shall assume all such debts, duties, liabilities and obligations, and such debts, duties, liabilities

                                       2
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and obligations may be enforced against it to the same extent as if such debts, duties, liabilities and obligations had been incurred or contracted by it.